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                                                                  Exhibit 23.1

                       E.E. Templeton & Associates, Inc.
                             407 1/2 Second Street
                             Marietta, Ohio 45750
                                 614-373-5046



February 23, 1998


Resource Energy, Inc.
Attention:  Mr. Jeffrey C. Simmons
2876 S. Arlington Road
Akron, Ohio  44312

Gentlemen:

We hereby consent to the use of our audit report dated October 23, 1997, on reserves and revenue as of October 1, 1997, from certain properties owned by Resource Energy, Inc., as a wholly-owned subsidiary of Resource America, Inc., on Form S-3 for the fiscal year ending September 30, 1997.


Very Truly Yours,

/s/ E.E. Templeton & Associates, Inc.

E.E. Templeton & Associates, Inc.